Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporationvgy reference in the Registration Statement of Royal Gold, Inc. on Form S-3 of our report, dated September 11, 1997, on our audits of the consolidated financial statements of Royal Gold, Inc. as of June 30, 1997 and 1996, and for the years ended June 30, 1997 and 1996, which report is included in the Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.

Denver, Colorado
October 8, 1997